UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.
     (e) On August 2, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BearingPoint, Inc. (the “Company”) approved individual 2007 performance goals for Harry You, the Company’s Chief Executive Officer, and Roderick McGeary, the Chairman of the Board. The percentage of the 2007 “Target Bonus” payable to each of Messrs. You and McGeary will be dependent upon the level of achievement of these performance goals. The Compensation Committee established 2007 Target Bonus of $780,000 and $405,600 for each of Messrs. You (established pursuant to his employment agreement) and McGeary, respectively.
     The performance goals are based upon the attainment by the Company of certain objectives, including the Company being current in its periodic filings with the Securities and Exchange Commission at December 31, 2007, and achievement of certain gross profit percentages and earnings before interest and taxes, or EBIT. If certain minimum average performance thresholds are achieved, each of Messrs. You and McGeary will be entitled to 50% of his Target Bonus and may earn up to 100% of his Target Bonus based on the average percentage of these financial measurements achieved. In addition, each of Messrs. You and McGeary may earn in excess of 100% of his 2007 Target Bonus based on the Company’s EBIT performance. Any bonus in excess of 100% of the 2007 Target Bonus may be paid in cash, restricted stock units or such other form of equity that the Compensation Committee determines is appropriate.
Item 5.03 Amendment to Bylaws.
     On August 2, 2007, the Board of Directors of the Company amended Section 4.1 of Article IV of the Company’s Amended and Restated Bylaws to permit the issuance of uncertificated shares of the Company’s capital stock. The amendment enables the Company to be eligible for participation in the Direct Registration System, currently operated by the Depository Trust Company, as required by the rules of the New York Stock Exchange. The Direct Registration System allows stockholders to have shares of the Company’s securities registered in their names without the issuance of physical certificates and allows them to electronically transfer the Company’s securities to broker-dealers in order to effect transactions without the need to transfer physical certificates. A copy of the Amended and Restated Bylaws, as amended, of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein in its entirety.
Item 9.01 Exhibits.
     (d) Exhibit 3.1    Amended and Restated Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer